Exhibit 99.1

2021 Cabot Blvd. West Langhorne, PA19047 à Ph: 267-775-8100

Power Medical Interventions, Inc. Receives $2.5M Payment from Intuitive Surgical, Inc.

LANGHORNE, Pa., March 2, 2009 — Power Medical Interventions®, Inc. (Nasdaq:PMII), a leader in developing and commercializing Intelligent Surgical Instruments™, announced today that it has received a $2.5 million payment from Intuitive Surgical, Inc.  The payment to Power Medical Interventions (PMI) was made in connection with the License and Development Agreement signed in September, 2008 and is related to a novel surgical stapling device that is being jointly developed by PMI and Intuitive.  The device is being developed to attach to Intuitive’s da Vinci® Surgical System and will utilize PMI’s patented surgical stapling technology.  Once developed, this attachment will enable a physician utilizing the da Vinci Surgical System to cut and staple tissue in a broad array of surgical applications.  The companies have also previously entered into an exclusive reload supply agreement whereby PMI will be the manufacturer and exclusive supplier of staple reload cartridges for the newly developed device.

“Since entering into our agreement with Intuitive Surgical in September 2008, significant and rapid progress has been made in the joint effort to develop a first-of-its-kind surgical stapling attachment for the world’s leading surgical robotic system, the da Vinci Surgical System from Intuitive Surgical.  We believe this development will empower surgeons to conduct new and existing procedures with greater ease and potentially even superior clinical results than possible today,” stated Michael Whitman, president and chief executive officer of PMI.  “The receipt of this $2.5 million payment demonstrates the success of the collaboration to date and provides additional validation for PMI’s proprietary technology platform.  We are pleased to bring in this funding and strengthen our financial position.  PMI is looking forward to the continued success of this program, future development milestones, and ultimately a significant recurring revenue stream from our supply agreement.”

In September 2008, PMI and Intuitive Surgical entered into a license and development agreement to jointly develop the novel surgical stapling device.  Under terms of the agreement, PMI received an upfront license payment and became eligible for additional payments based upon the achievement of agreed upon milestones.

About Power Medical Interventions, Inc.

Power Medical Interventions®, Inc. is the world’s only provider of computer-assisted, power-actuated surgical stapling products. PMI’s Intelligent Surgical Instruments™ enable less invasive surgical techniques to benefit surgeons, patients, hospitals and healthcare networks. PMI manufactures durable recyclable technology to reduce medical waste and help keep the planet clean. The company was founded in 1999, and is headquartered in Langhorne, PA with additional offices in Germany, France, and Japan. To learn more about Power Medical Interventions, Inc. and its products, please visit www.pmi2.com.

Safe Harbor Statement

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to many factors including, but not limited to, the customer acceptance of the products in the market, the introduction of competitive products and product development, commercialization and technological difficulties, and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the three months ended September 30, 2008, as well as subsequent filings.

Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including, but not limited to, costs and delays in the development and/or approval of our products, our inability or failure to achieve development milestones; our inability to maintain or enter into, and the risks resulting from our collaboration or contractual arrangements for the development of our products; our inability to protect our patents or proprietary rights, general economic conditions and government regulation. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Contacts:

Power Medical Interventions, Inc.

Brian M. Posner, Chief Financial Officer

267-775-8100

Vida Communication

Tim Brons (media)

415-675-7402

tbrons@vidacommunication.com

Stephanie Diaz (investors)

415-675-7401

sdiaz@vidacommunication.com